Exhibit 99.1

Lifeloc Technologies to Participate in Lytham Partners Fall 2026 Investor Conference

WHEAT RIDGE, CO / ACCESS Newswire / Sept. 28, 2026 / Lifeloc Technologies, Inc. (OTCID:LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, will participate in a webcast presentation and host one-on-one meetings with investors at the Lytham Partners Fall 2026 Investor Conference, taking place virtually on September 29-30, 2026. In addition to background on the current Lifeloc business in breath alcohol testing, management will discuss the status of its SpinDetect™ Analyzer project, a new product development addressing the market needs for rapid drug testing.

Event: Lytham Partners Fall 2026 Investor Conference (virtual)
Webcast: Tuesday, September 29, 2026 at 2:45 p.m. ET (replay available)
1x1 Meetings: Available September 29-30, 2026 by registration

Company Webcast

The webcast presentation will take place at 2:45 p.m. ET on Tuesday, September 29, 2026. The webcast can be accessed by visiting the conference website at https://lythampartners.com/fall2026/ or directly at https://app.webinar.net/k6aqMB7bmZ9. The webcast will also be available for replay following the event.

1x1 Meetings

Investors interested in a private conversation with Lifeloc management are invited to schedule a virtual one-on-one meeting during the event. To arrange a meeting, please contact Lytham Partners at 1x1@lythampartners.com or register for the event at https://lythampartners.com/fall2026invreg/.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTCID: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, market liquidity for our shares, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled "Risk Factors" in our SEC filings.

SpinDetect™ is a trademark of Lifeloc Technologies, Inc.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500